                                                                    EXHIBIT 99.B

================================================================================


                            STOCKHOLDER'S AGREEMENT

                                     among

                              NOKIA CORPORATION,

                          BLACKBIRD ACQUISITION, INC.

                                    and the

                      STOCKHOLDER OF RAMP NETWORKS, INC.

                    identified on the signature page hereto

                         Dated as of December 6, 2000


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page

                                   ARTICLE I

                               TENDER OF SHARES
                               ----------------


SECTION 1.01. Tender of Shares................................................1

                                  ARTICLE II

                               VOTING AGREEMENT
                               ----------------


SECTION 2.01. Voting Agreement................................................2
SECTION 2.02. Irrevocable Proxy...............................................2

                                  ARTICLE III

                                  THE OPTION
                                  ----------


SECTION 3.01. Grant of Option.................................................3
SECTION 3.02. Exercise of Option..............................................3

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
                 ---------------------------------------------


SECTION 4.01. Organization, Qualification.....................................5
SECTION 4.02. Authority Relative to this Agreement............................5
SECTION 4.03. No Conflict.....................................................5
SECTION 4.04. Title to the Shares.............................................6

                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
            ------------------------------------------------------


SECTION 5.01. Corporate Organization..........................................6
SECTION 5.02. Authority Relative to this Agreement............................7
SECTION 5.03. No Conflict; Required Filings and Consents......................7
SECTION 5.04. Investment Intent...............................................7

                                  ARTICLE VI

                           COVENANTS OF STOCKHOLDER
                           ------------------------


SECTION 6.01. No Disposition or Encumbrance of Shares.........................8
SECTION 6.02. No Solicitation of Transactions.................................8
SECTION 6.03. Further Action; Reasonable Best Efforts.........................8
SECTION 6.04. Additional Shares...............................................9
SECTION 6.05. Release.........................................................9

                                  ARTICLE VII

                                  TERMINATION
                                  -----------


SECTION 7.01. Termination....................................................10

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------


SECTION 8.01. Amendment......................................................10
SECTION 8.02. Waiver.........................................................10
SECTION 8.03. Notices........................................................10
SECTION 8.04. Severability...................................................11
SECTION 8.05. Further Assurances.............................................11
SECTION 8.06. Assignment.....................................................11
SECTION 8.07. Parties in Interest............................................11
SECTION 8.08. Specific Performance...........................................12
SECTION 8.09. Governing Law..................................................12
SECTION 8.10. Waiver of Jury Trial...........................................12
SECTION 8.11. Expenses.......................................................12
SECTION 8.12. Headings.......................................................12
SECTION 8.13. Counterparts...................................................12

                            STOCKHOLDER'S AGREEMENT


          STOCKHOLDER'S AGREEMENT, dated as of December 6, 2000 (this "Agreement"), among NOKIA CORPORATION, a company organized under the laws of the
 ---------
Republic of Finland ("Parent"), BLACKBIRD ACQUISITION, INC., a corporation
                      ------
organized under the laws of the State of Delaware and a wholly-owned subsidiary of Parent ("Purchaser"), and the stockholder ("Stockholder") of RAMP NETWORKS,
            ---------                          -----------
INC., a corporation organized under the laws of the State of Delaware (the "Company"), identified on the signature page hereto.
--------

          WHEREAS, Parent and Purchaser are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time, the "Merger
                                                                          ------
Agreement"; capitalized terms used but not defined in this Agreement shall have
---------
the meanings ascribed to them in the Merger Agreement), with the Company, pursuant to which (i) Purchaser agrees to commence a cash tender offer (as such tender offer may hereafter be amended from time to time, the "Offer") to acquire
                                                              -----
all the issued and outstanding shares of Company Common Stock for $5.80 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being the "Per Share Amount"); and (ii) following consummation of the Offer,
           ----------------
Purchaser will merge with and into the Company (the "Merger");
                                                     ------

          WHEREAS, as of the date hereof, Stockholder is the record and beneficial owner of the number of Shares set forth opposite Stockholder's name in Exhibit A hereto (the "Existing Shares" and, together with any shares of
   ---------              ---------------
Company Common Stock acquired by Stockholder after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, the "Shares"); and
                ------

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement and incurring the obligations set forth therein, including the Offer, Parent and Purchaser have required that Stockholder agree to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                               TENDER OF SHARES
                               ----------------

          SECTION 1.01. Tender of Shares. Stockholder hereby agrees to validly
                        ----------------
tender, pursuant to and in accordance with the terms of the Offer, as soon as practicable after commencement of the Offer but in no event later than ten business days after the date of commencement of the Offer, Stockholder's Shares and to not withdraw Stockholder's Shares, except following termination of the Offer pursuant to its terms. Stockholder hereby acknowledges and agrees that Purchaser's obligation to accept for payment and pay for Stockholder's Shares is subject to the terms and conditions of the Offer. Stockholder hereby permits Parent and the Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable Law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement.

                                  ARTICLE II

                               VOTING AGREEMENT
                               ----------------

          SECTION 2.01.    Voting Agreement. Stockholder hereby agrees that,
                           ----------------
from and after the date hereof and until the earlier to occur of the consummation of the Offer in which Stockholder's Shares are purchased and the termination of this Agreement, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, Stockholder will vote (or cause to be voted) Stockholder's Shares: (a) in favor of the approval and adoption of the Merger Agreement, the Merger and all the transactions contemplated by the Merger Agreement and this Agreement and otherwise in such manner as may be necessary to consummate the Merger; (b) except as otherwise agreed to in writing in advance by Parent, against any action, proposal, agreement or transaction that would result in a breach of any covenant, obligation, agreement, representation or warranty of the Company contained in the Merger Agreement or of Stockholder contained in this Agreement; and (c) against any action, proposal, agreement or transaction, including, but not limited to, any Acquisition Proposal (other than the Merger Agreement or the Transactions), that could be reasonably expected to result in any of the conditions to the Company's obligations under the Merger Agreement (whether or not theretofore terminated) not being fulfilled or that could reasonably be expected to impede, interfere with or prevent, delay, postpone, discourage or adversely affect the Merger Agreement, the Offer, the Merger or this Agreement.

          SECTION 2.02. Irrevocable Proxy. Stockholder hereby irrevocably
                        -----------------
grants to and appoints each of Mika Vehvilainen, Olli Huuskonen and Timo
Ruikka, as Stockholder's attorney and proxy pursuant to the provisions of
Section 212(c) of Delaware Law, each individually with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to Stockholder's Shares at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 2.01 (the"Irrevocable Proxy").  THIS
                               ------------      -----------------
PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM STOCKHOLDER MAY TRANSFER ANY OF HIS, HER OR ITS SHARES IN BREACH OF THIS AGREEMENT. Stockholder hereby revokes all other proxies and powers of attorney with respect to Stockholder's Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of Stockholder and any obligation of Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Stockholder. Stockholder represents that any proxies heretofore given in respect of Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked. Stockholder understands and acknowledges that Parent is entering into the

Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2.02 is given in connection with the execution of the Merger
        ------------
Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby ratifies and confirms all that the Irrevocable Proxy may lawfully do or cause to be done by virtue hereof. The Irrevocable Proxy shall survive until the termination of this Agreement in accordance with Section 7.01, at which point the Irrevocable Proxy
                             ------------
shall be automatically revoked.

                                  ARTICLE III

                                  THE OPTION
                                  ----------

          SECTION 3.01. Grant of Option. Stockholder hereby grants to Purchaser
                        ----------------
an irrevocable option (the "Option") to purchase all, and not less than all, of
                            ------
Stockholder's Shares at the applicable Per Share Amount, net to Stockholder in cash. The Optionm shall expire if not exercised prior to the close of business on the tenth business day following termination of the Merger Agreement.

          SECTION 3.02. Exercise of Option. (a) The Option may be exercised by
                        ------------------
Purchaser at any time and from time to time, including, without limitation, following termination of the Merger Agreement and prior to the expiration of the Option, only if the Offer is consummated without Stockholder having tendered all its Shares in accordance with Section 1.01 hereof (a "Triggering
                                           ------------            ----------
Event").
-----

          (b) If Purchaser wishes to exercise the Option, Purchaser shall send a written notice (the "Exercise Notice") to Stockholder of its intention to
                     ---------------
exercise the Option, specifying the place, and, if then known, the time and the date (the "Closing Date") of the closing (the "Closing") of the purchase. An
           ------------                        -------
Exercise Notice may be delivered by Purchaser not later than 10 business days after the occurrence of a Triggering Event, and, if such a Notice is not delivered by such date, the Option shall terminate automatically and be of no further force and effect. The Closing Date shall occur on the third business day (or such longer period as may be required by applicable Law or regulation) after the later of (i) the date on which such Exercise Notice is delivered and (ii) the satisfaction of the conditions set forth in Section 3.02(e). If the Closing
                                                ---------------
does not occur by such date, the Option shall terminate and be of no further force or effect. For the purposes of this Agreement, the term "business day"
                                                               ------------
means a Saturday, a Sunday or a day on which banks are not required or authorized by Law or executive order to be closed in the City of New York.

          (c) At the Closing, (i) Stockholder shall deliver to Purchaser (or its designee) all of Stockholder's Shares by delivery of a certificate or certificates evidencing such Shares in the denominations designated by Purchaser, in its Exercise Notice delivered pursuant to Section 3.02(b), duly
                                                        ---------------
endorsed to Purchaser or accompanied by stock powers duly executed in favor of Purchaser, with all necessary stock transfer stamps affixed, and (ii) Purchaser shall pay to Stockholder the aggregate Per Share Amount for Stockholder's Shares.

          (d) Purchaser shall not be under any obligation to deliver any Exercise Notice and may allow the Option to terminate without purchasing any Shares hereunder; provided, however, that once Purchaser has delivered to
                  --------  -------
Stockholder an Exercise Notice, subject to the terms and conditions set forth in this Agreement, Purchaser shall, subject to the satisfaction of the conditions set forth in Section 3.02(e), be bound to effect the purchase of Stockholder's
             ---------------
Shares as described in such Exercise Notice.

          (e) The Closing shall be subject to the satisfaction of each of the following conditions:

          (i) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Purchaser pursuant to the exercise of the Option illegal or otherwise materially restricting, preventing or prohibiting consummation of the purchase and sale of the Shares pursuant to the exercise of the Option;

          (ii) No Governmental Authority or court of competent jurisdiction shall have issued an order, decree, injunction or ruling or taken any other action (which order, decree, injunction, ruling or other action Purchaser and Parent shall have used their respective best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the purchase by Purchaser of the Shares to be sold to it hereunder and such order, decree, injunction, ruling or other action shall have become final and non-appealable; and

          (iii) any waiting period applicable to the consummation of the purchase and sale of the Shares pursuant to the exercise of the Option under the HSR Act shall have expired or been terminated.

                                  ARTICLE IV
                                  ----------

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
                 ---------------------------------------------

          Stockholder hereby represents and warrants to Parent and to Purchaser as follows:

          SECTION 4.01. Organization, Qualification. (a) Stockholder, if it is
                        ---------------------------
an individual, has all legal capacity to enter into this Agreement, to carry out his or her obligations hereunder and to consummate the transactions contemplated hereby.

          (b) Stockholder, if it is a corporation or other legal entity, (i) is duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or, if applicable, in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay Stockholder from performing its obligations under this Agreement and (ii) is duly qualified or licensed as a foreign corporation to do business, and is, if applicable, in good standing, in each jurisdiction where the character of the properties owned, leased or operated by Stockholder or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and, if applicable, in good standing that would not prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay Stockholder from performing its obligations under this Agreement.

          (c) Stockholder, if it is a corporation or other legal entity, has heretofore furnished to Parent and Purchaser a complete and correct copy of the certificate of incorporation and the by-laws or equivalent organizational documents, each as amended to date, of Stockholder. Stockholder, if it is a trust, has heretofore furnished to Parent and Purchaser a complete and correct copy of the trust agreement or equivalent agreement, as amended to date, of Stockholder. Such certificates of incorporation, by-laws or equivalent organizational documents and any of the provisions of such certificate of incorporation, by-laws or equivalent organizational documents are in full force and effect. Stockholder is not in violation of any of the provisions of its certificate of incorporation, by-laws or equivalent organizational documents.

          SECTION 4.02. Authority Relative to this Agreement. Stockholder has
                        ------------------------------------
all necessary power and authority to execute and deliver this Agreement, to perform Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

          SECTION 4.03. No Conflict. (a) The execution and delivery of this
                        -----------
Agreement by Stockholder do not, and the performance of this Agreement by Stockholder shall not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of Stockholder (if Stockholder is a corporation or other legal entity), (ii) assuming satisfaction of the requirements set forth in
Section 4.03(b) below, conflict with or violate the terms of any trust
---------------
agreements or equivalent organizational documents of Stockholder (if Stockholder is a trust), (iii) conflict with or violate any Law applicable to Stockholder or by which the Shares owned by Stockholder are bound or affected or (iv) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares owned by Stockholder are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay Stockholder from performing its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of Stockholder, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, state takeover Laws and the pre-merger notification requirements of the HSR Act and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the transactions contemplated by this Agreement, or otherwise prevent Stockholder from performing its material obligations under this Agreement.

          SECTION 4.04. Title to the Shares. As of the date hereof, Stockholder
                        -------------------
is the record and beneficial owner of the number of Shares set forth opposite Stockholder's name in Exhibit A hereto. Except as set forth on Exhibit A, such Shares are all the securities of the Company owned, either of record or beneficially, by Stockholder. The Shares owned by Stockholder are owned free and clear of all Liens, other than any Liens created by this Agreement. Except as provided in this Agreement, Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by Stockholder. At the Closing, Stockholder will deliver, upon such delivery and payment of the Per Share Amount therefor, as applicable, good, valid and marketable title to Stockholder's Shares free and clear of any Liens, other than pursuant to this Agreement.

                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
            ------------------------------------------------------

          Parent and Purchaser hereby, jointly and severally, represent and warrant to Stockholder as follows:

          SECTION 5.01. Corporate Organization. Each of Parent and Purchaser is
                        ----------------------
a company duly organized and validly existing under the laws of its jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the transactions contemplated by this Agreement, or otherwise prevent Parent or Purchaser from performing its material obligations under this Agreement.

          SECTION 5.02. Authority Relative to this Agreement. Each of Parent
                        ------------------------------------
and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Purchaser and the performance by Parent and Purchaser of their obligations hereunder have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Purchaser is necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms.

          SECTION 5.03. No Conflict; Required Filings and Consents. (a) The
                        ------------------------------------------
execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of Parent or Purchaser, (ii) assuming satisfaction of the requirements set forth in Section 5.03(b) below, conflict with or violate
                              --------------
any Law applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay Parent or Purchaser from performing its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover Laws and the pre-merger notification requirements of the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the transactions contemplated by this Agreement, or otherwise prevent Parent or Purchaser from performing their material obligations under this Agreement.

          SECTION 5.04. Investment Intent. The purchase of Shares from
                        -----------------
Stockholder pursuant to this Agreement is for the account of Purchaser solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof within the meaning of the Securities Act.

                                  ARTICLE VI

                           COVENANTS OF STOCKHOLDER
                           ------------------------

          SECTION 6.01. No Disposition or Encumbrance of Shares. Stockholder
                        ---------------------------------------
hereby agrees that, except as contemplated by this Agreement and the Merger Agreement, Stockholder shall not (i) sell, transfer, tender, assign, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any Liens of any nature whatsoever with respect to, any of Stockholder's Shares (or agree or consent to, or offer to do, any of the foregoing), (ii) take any action that would make any representation or warranty of Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or adversely affecting Stockholder from performing Stockholder's obligations hereunder or
(iii) directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

          SECTION 6.02. No Solicitation of Transactions. Stockholder agrees that
                        -------------------------------
between the date of this Agreement and the date of termination of the Merger Agreement, Stockholder will not, directly or indirectly, through any officer, director, employee, agent or otherwise, (a) solicit, initiate, accept or encourage the submission of, any Acquisition Proposal, or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, or facilitate or encourage any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal. Stockholder shall, and shall direct or cause its directors, officers, employees, representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal. Stockholder shall (within one business day) advise Parent orally and in writing of (i) any proposal, discussion, negotiation or inquiry received by Stockholder regarding any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of any proposal, discussion, negotiation or inquiry received by Stockholder regarding such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (ii) any changes in any such Acquisition Proposal or request. Stockholder shall promptly provide to Parent copies of any written materials received by Stockholder in connection with any proposal, discussion, negotiation or inquiry regarding any Acquisition Proposal.

          SECTION 6.03. Further Action; Reasonable Best Efforts. Upon the terms
                        ---------------------------------------
and subject to the conditions hereof, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement, including, without limitation, using its reasonable best efforts to obtain all

Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of this Agreement. Without limiting the foregoing, if requested in writing by Parent, Stockholder, Parent and Purchaser shall file as soon as practicable notifications under the HSR Act, and each party shall respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the United States Department of Justice or the U.S. Department of State for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters. Concurrently with any filing of notifications under the HSR Act or as soon thereafter as practicable, the parties shall each request early termination of the HSR Act waiting period. In addition, each of the parties agree to make as soon as practicable such other filings as may be necessary or required with any other non-United States Governmental Authority. Stockholder shall promptly consult with Parent and provide to Parent any information and material with respect to filings made by them with any Governmental Authority in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

          SECTION 6.04. Additional Shares. Stockholder agrees, while this
                        -----------------
Agreement is in effect, to give a prompt written notice to Parent of the number of any new Shares acquired by Stockholder after the date hereof.

          SECTION 6.05. Release. (a) Stockholder, on behalf of itself and its
                        -------
past or present directors, officers, managers, employees, principals, agents, representatives, attorneys, partners, predecessors, successors, assigns, beneficiaries, parents, subsidiaries, affiliates, divisions, owners, co-owners, heirs, administrators and executors, hereby completely and fully releases and forever discharges, effective upon the purchase of such Stockholder's Shares pursuant to the terms of the Offer and/or this Agreement, the Company and its Subsidiary, including their respective past or present directors, officers, managers, employees, principals, agents, representatives, attorneys, partners, predecessors, successors, assigns, beneficiaries, parents, subsidiaries, affiliates, divisions, owners, co-owners, heirs, administrators and executors, from any and all suits, claims, causes of action, rights, actions, demands, damages, losses, costs, expenses (including, without limitation, legal fees), penalties, liabilities or proceedings of any nature whatsoever which have been, could have been or could be brought in any forum, whether foreign or domestic, in law or in equity or otherwise, whether known or unknown, fixed or contingent, including without limitation, all claims for compensatory, incidental, consequential, statutory, punitive or exemplary damages, equitable relief or penalties, except for any claims arising in connection with or pursuant to (i) any employment arrangement between such Stockholder and the Company, (ii)
Section 7.08 of the Merger Agreement, as applicable and (iii) the Merger
------------
Agreement and this Agreement.

          (b) In addition to the foregoing, Stockholder, on behalf of itself and its past or present directors, officers, managers, employees, principals, agents, representatives, attorneys, partners, predecessors, successors, assigns, beneficiaries, parents, subsidiaries, affiliates, divisions, owners, co-owners, heirs, administrators or executors, effective upon the purchase of such Stockholder's Shares pursuant to the terms of the Offer and/or this Agreement, hereby further agrees to opt-out of any certified class of plaintiffs established for the purpose for seeking compensatory, incidental, consequential, statutory, punitive or exemplary damages, equitable relief or penalties, against the Company arising directly or indirectly from, or relating in any way to any class-action shareholder litigation relating to claims of fraud, insider trading, beaches of fiduciary duty, violations of Delaware Law, the Securities Act and/or the Exchange Act and any rules promulgated thereunder, respectively, and including, but not limited to, the Class Action Suits. For the purposes of this Section 6.05, the term
                                                     ------------
"Class Action Suits" means any lawsuit filed by or on behalf of stockholders or
-------------------
public investors who purchased shares of the Company's common stock during the class period from November 15, 1999 through September 29, 2000 (as such class period may be extended, consolidated or otherwise modified from time to time), including, but not limited to, the complaint filed (i) on October 3, 2000, for which Todd Simon is the named plaintiff, (ii) on October 6, 2000, for which Jacob Elefant is the named plaintiff and (iii) on October 23, 2000, for which Doron Shauly is the named plaintiff.

                                  ARTICLE VII

                                  TERMINATION
                                  -----------

          SECTION 7.01. Termination. This Agreement, and all rights and
                        -----------
obligations of the parties hereunder (except with respect to Section 6.05
                                                             ------------
hereof), shall terminate upon the earlier of (a) the date upon which Purchaser shall have purchased and paid for all of the Shares of Stockholder in accordance with the terms of the Offer or pursuant to the exercise of the Option granted by Stockholder hereunder and (b) the date on which the Option has expired in accordance with this Agreement. Nothing in this Section 7.01 shall relieve any
                                                ------------
party of liability for any breach of this Agreement.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          SECTION 8.01. Amendment. This Agreement may not be amended except by
                        ---------
an instrument in writing signed by all the parties hereto.

          SECTION 8.02. Waiver. Any party to this Agreement may (i) extend the
                        ------
time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any agreement of another party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 8.03. Notices. All notices, requests, claims, demands and
                        -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

          (a) if to Stockholder, to the address set forth after Stockholder's name on the signature pages; and

          (b) if to Parent or Purchaser:
              313 Fairchild Drive
              Mountain View, CA 94043
              Attention: Timo Ruikka

              with a copy to:

              Shearman & Sterling
              1550 El Camino Real
              Menlo Park, CA  94025
              Telecopy: (650) 330-2200
              Attention: Michael J. Coleman, Esq.

          SECTION 8.04. Severability. If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          SECTION 8.05. Further Assurances. Stockholder, Parent and Purchaser
                        ------------------
will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          SECTION 8.06. Assignment. This Agreement shall not be assigned by
                        ----------
operation of Law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve Parent or Purchaser of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 8.07. Parties in Interest. This Agreement shall be binding
                        -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything herein to the contrary, nothing set forth herein shall in any way restrict any person, including any officer, partner, director or employee of Stockholder (if applicable) in the exercise of his or her fiduciary duties as a director or officer of the Company and the exercise of such person's rights and obligations in such capacity under the Merger Agreement and in connection with the Transactions.

          SECTION 8.08. Specific Performance. The parties hereto agree that
                        --------------------
irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 8.09. Governing Law. This Agreement shall be governed by, and
                        -------------
construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. The parties hereto hereby (a) submit to the jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and
(b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

          SECTION 8.10. Waiver of Jury Trial. Each of the parties hereto hereby
                        --------------------
waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any actions or proceedings directly or indirectly arising out of, under or in connection with this Agreement.

          SECTION 8.11. Expenses. All costs and expenses, including, without
                        --------
limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          SECTION 8.12. Headings. The descriptive headings contained in this
                        --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.13. Counterparts. This Agreement may be executed and
                        ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION

                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.

                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: President



                                       ANTHONY SUN

                                       /s/ Anthony Sun
                                       ---------------------------------------
                                       Address: Venrock Associates
                                                2494 Sand Hill Road, Suite 200
                                                Menlo Park, CA 94025

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION

                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title:  Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.

                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: President



                                       MAHESH VEERINA

                                       /s/ Mahesh Veerina
                                       --------------------------------------
                                       Address: 25665 O'Keefe Lane
                                                Los Altos Hill, CA 94022

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION

                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.

                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: President



                                       VENROCK ASSOCIATES

                                       By: /s/ Anthony Sun
                                           -----------------------------------
                                           Name: Anthony Sun
                                           Title: General Partner

                                       Address: 30 Rockefeller Plaza, Room 5506
                                                New York, NY 10112

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION

                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.

                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: President



                                       VENROCK ASSOCIATES II, L.P.

                                       By: /s/ Anthony Sun
                                           -----------------------------------
                                           Name: Anthony Sun
                                           Title: General Partner

                                       Address: 30 Rockefeller Plaza, Room 5506
                                                New York, NY 10112

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: President


                                       INTERWEST INVESTORS V, a general
                                       partnership


                                       By: /s/ Philip Gianos
                                           -----------------------------------
                                           Name: Philip Gianos
                                           Title:  General Partner

                                       Address: 3000 Sand Hill Road
                                                Building 3, Suite 255
                                                Menlo Park, CA 94025



                                       INTERWEST PARTNERS V, L.P.

                                       By: Interwest Management Partners V, L.P.


                                       By: /s/ Philip Gianos
                                           -----------------------------------
                                           Name: Philip Gianos
                                           Title:  General Partner

                                       Address: 3000 Sand Hill Road
                                                Building 3, Suite 255
                                                Menlo Park, CA 94025

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title:  Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: President



                                       PHILIP T. GIANOS


                                       /s/ Philip T. Gianos
                                       ---------------------------------------
                                       Address: c/o Interwest Partners
                                                3000 Sand Hill Road
                                                Building 3, Suite 255
                                                Menlo Park, CA 94025

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION


                                       By: /s/ Mika Vehvilainen
                                           -------------------------------
                                           Name: Mika Vehvilainen
                                           Title:  Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.


                                       By: /s/ Mika Vehvilainen
                                           -------------------------------
                                           Name: Mika Vehvilainen
                                           Title: President



                                       L. WILLIAM KRAUSE

                                           /s/ L. William Krause
                                       -----------------------------------

                                       Address: LWK Ventures
                                                25855 Weswind Way
                                                Los Altos Hills, CA 94022

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: President



                                       PERRY GRACE

                                           /s/ Perry Grace
                                       ---------------------------------------
                                       Address: 2365 Pleasant Acres Drive
                                                San Jose, California 95148

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehrilainen
                                           Title:  President



                                       RICHARD BRIDGES

                                           /s/ Richard Bridges
                                       ---------------------------------------

                                       Address: 1889 Orange Tree Lane
                                                Mt. View, California 94040

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title:  President



                                       RAGHU BATHINA

                                           /s/ Raghu Bathina
                                       ---------------------------------------

                                       Address:

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: President



                                       SRIDHAR BATHINA


                                           /s/ Sridhar Bathina
                                       ---------------------------------------

                                       Address: 959H. Ladlesa Terrance
                                                Sunnyvale, California 94086

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       NOKIA CORPORATION


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: Attorney-in-Fact



                                       BLACKBIRD ACQUISITION, INC.


                                       By: /s/ Mika Vehvilainen
                                           -----------------------------------
                                           Name: Mika Vehvilainen
                                           Title: President



                                       KOTHANDAPANI RANGANATHAN


                                           /s/ Kothandapani Ranganathan
                                       ---------------------------------------

                                       Address:

                                   EXHIBIT A
                                   ---------


         Stockholder                   Owned Shares          Other Securities
-----------------------------          ------------          ----------------

Anthony Sun                                     -                  48,000
Mahesh Veerina                          1,161,900                 240,999
Venrock Associates                      2,632,354                       -
Venrock Associates II, L.P.             1,355,132
Interwest Partners V, L.P.              1,178,008                       -
Interwest Investors V                       7,408
Philip T. Gianos                                -                  48,000
L. William Krause                               -                  72,000
Perry Grace                                 1,000                 190,000
Richard Bridges                            27,861                 120,000
Raghu Bathina                             593,520                  80,300
Sridhar Bathina                           574,002                  57,999
Kothandapani Ranganathan                  327,002                       -